                                                                      EXHIBIT 11
                                                                      ----------

                      THE LIMITED, INC. AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS

                     (Thousands except per share amounts)

                                                                            Thirteen Weeks Ended
                                                                        -----------------------------

                                                                         November 3,      October 28,
                                                                            2001             2000
                                                                         -----------      -----------
Net income                                                               $   90,151       $    49,231
Less:  impact of IBI dilutive options and restricted shares on
       consolidated income*                                                       -              (468)
                                                                         -----------      -----------

Adjusted net income                                                      $   90,151       $    48,763
                                                                         ===========      ===========

Weighted average common shares outstanding:
       Basic shares                                                         428,591           425,578
       Dilutive effect of stock options and restricted shares                 4,223            15,791
                                                                         -----------      -----------

       Diluted shares                                                       432,814           441,369
                                                                         ===========      ===========

Net income per diluted share                                             $     0.21       $      0.11
                                                                         ===========      ===========

                                                                            Thirty-nine Weeks Ended
                                                                         ----------------------------

                                                                         November 3,      October 28,
                                                                            2001             2000
                                                                         -----------      -----------
Net income                                                               $  192,392       $   189,754
Less:  impact of IBI dilutive options and restricted shares on
       consolidated income*                                                    (303)           (2,319)
                                                                         -----------      -----------

Adjusted net income                                                      $  192,089       $   187,435
                                                                         ===========      ===========

Weighted average common shares outstanding:
       Basic shares                                                         427,506           428,226
       Dilutive effect of stock options and restricted shares                 7,266            16,075
                                                                         -----------      -----------

       Diluted shares                                                       434,772           444,301
                                                                         ===========      ===========

Net income per diluted share                                             $     0.44       $      0.42
                                                                         ===========      ===========

*Represents the impact of dilutive options and restricted shares at Intimate Brands as a reduction to income.